Exhibit 99.2

JERNIGAN Capital

Third Quarter 2018

Supplemental Information

Third Quarter 2018                       1

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, including our full-year 2018 earnings guidance, our ability to successfully source, structure, negotiate and close investments in self-storage facilities, our ability to fund our outstanding future investment commitments, the availability, terms and our rate of deployment of equity capital and our ability to increase borrowing base of our credit facility, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2017, and those set forth in our other reports and information filed with the Securities and Exchange Commission (“SEC”), which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to obtain certificates of occupancy at the facilities in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value;
•	potential limitations on our ability to pay dividends at historical rates;
•	limitations in our existing and future debt agreements on our ability to pay distributions;
•	the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that we file from time-to-time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends payable to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, loss on modification of debt, and other expenses. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies. Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Third Quarter 2018                       2

Press Release – October 2018

Jernigan Capital Reports Third Quarter Earnings per Share and Adjusted Earnings per Share at Top End of Guidance Range

MEMPHIS, Tennessee, October 31, 2018 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended September 30, 2018, and reaffirmed earnings per share and adjusted earnings per share guidance for full-year 2018.

Third Quarter Highlights include:

▪	Earnings per share and adjusted earnings per share of $0.57 and $0.75, respectively – results are at the top end of guidance ranges provided with the Company’s second quarter 2018 earnings release.

▪

Quarterly net income attributable to common stockholders of $11.2 million represents a 169% increase over $4.1 million reported for third quarter of 2017; quarterly adjusted earnings of $14.5 million represents a 192% increase over $5.0 million reported for third quarter 2017.

▪

Continued execution of business plan to own new self-storage properties in top markets through buyout of developer partner’s interest in Charlotte facility – Company now wholly-owns six of the initial 11 self-storage facilities financed in 2015.

▪	Received net proceeds in excess of recorded fair value of the Company’s original loan investment in a self-storage project in suburban Tampa area.

▪	Construction completed and operations commenced for nine additional Generation V self-storage development properties in which JCAP has an aggregate committed investment of $97.4 million.

▪

Continued to source high-quality financing of the Company’s development commitments by procuring from one of the Company’s existing syndicate banks $24.9 million of first mortgage loans on three of the Company's wholly-owned self-storage facilities.

“We are very pleased with our third quarter results and our achievements through the first nine months of the year,” stated Dean Jernigan, Executive Chairman of Jernigan Capital, Inc. “Our strong results are the fruits of a best in class team, focused site selection and meticulous underwriting. We are also excited to have acquired 100% ownership of the state-of-the art self-storage facility that we financed in Charlotte during our inaugural year, furthering our objective to own a substantial majority of the facilities we finance.”

John Good, Chief Executive Officer of the Company added, “Our third quarter results reflect 170% growth in total revenues, 97% growth in earnings per share and 114% growth in adjusted earnings per share compared to the comparable quarter in 2017. Moreover, we are beginning to reap the benefits of the record investment year we experienced in 2017, as twelve new Generation V stores opened for business in top markets since the end of the second quarter. Our developer partners have now delivered 36 of the 68, or over 50%, of the self-storage projects we have financed. During the third quarter, we experienced the first monetization of an existing investment, as our developer partner of a suburban Tampa project that opened in April 2016 was sold to a third party with net proceeds to JCAP exceeding the fair value at which the investment was recorded at the time of the transaction.”

“During the quarter we procured an aggregate $24.9 million of first mortgage debt financing on three of our wholly-owned self-storage facilities and issued the remaining $15.0 million of preferred stock under our 2016 preferred stock purchase agreement with Highland Capital,” stated Mr. Good. “Our investment commitments are now fully-covered through the back end of 2019 and we have positioned ourselves to maintain conservative leverage levels for the foreseeable future.”

Financial Highlights

Earnings per share and adjusted earnings per share for the three months ended September 30, 2018 were $0.57 and $0.75, respectively, which is in line with the top end of the Company’s guidance range. Earnings per share and adjusted earnings per share for the nine months ended September 30, 2018 were $1.16 and $1.80, respectively.

Net income attributable to common stockholders for the three months ended September 30, 2018 was $11.2 million, an increase of $7.0 million, or 169%, over the $4.1 million net income attributable to common stockholders for the comparable quarter in 2017. Net income attributable to common stockholders for the nine months ended September 30, 2018 was $19.2 million, an increase of $8.7 million, or 84%, over the $10.4 million reported for the comparable nine month period in 2017.

Third Quarter 2018                       3

Adjusted earnings for the three months ended September 30, 2018 were $14.5 million, a 192% increase over the $5.0 million adjusted earnings for the comparable quarter of 2017. Adjusted earnings for the nine months ended September 30, 2018 was $29.8 million compared to $12.4 million for the comparable nine month period in 2017, a 140% increase.

Total revenues for the three and nine months ended September 30, 2018 were $9.1 million and $21.5 million, respectively, representing increases of $5.7 million, or 170%, and $13.3 million, or 161%, over total revenues for the three and nine months ended September 30, 2017, respectively. The increase in revenues is primarily attributed to the increase in the outstanding principal balances on the Company’s investment portfolio and the increase in rental and other property-related income derived from the Company’s self-storage real estate owned.

General and administrative expenses, excluding management fees to the manager, for the three and nine months ended September 30, 2018 were $1.7 million and $5.6 million, compared to $1.4 million and $4.3 million for the comparable 2017 periods, respectively. Included in these amounts were stock-based compensation expense (“SBE”) of $0.4 million and $0.3 million for the three months ended September 30, 2018 and 2017, respectively, and $1.5 million and $1.0 million for the nine months ended September 30, 2018 and 2017, respectively. The increase in SBE was primarily due to additional restricted stock grants to certain officers and employees of the Company’s external manager during 2017 and 2018. General and administrative expenses also increased as a result of annual compensation increases as well as the addition of a senior executive employee at the Company’s external manager during 2018.

On August 28, 2018, the limited liability company that owned the self-storage project underlying the Company’s Tampa 1 investment sold the property to a third party and distributed net proceeds from the sale to the Company in settlement of its first mortgage loan and 49.9% Profits Interest. In addition to full repayment of the Company’s underlying mortgage loan having outstanding principal of $5.3 million, it received proceeds of $725,000 comprised of $106,000 of prepayment penalty which is recognized in interest income from investments and $619,000 which is recognized as realized gain on investments. These proceeds exceeded the Company’s fair value recognized on this investment through June 30, 2018 by $54,000.

Net income attributable to common stockholders and adjusted earnings for the three and nine months ended September 30, 2018 also include increases in the fair value of investments of $11.1 million and $24.0 million, respectively, compared to increases of $3.4 million and $9.1 million for the comparable periods in 2017. This represents a $7.7 million, or 227%, and $14.9 million, or 165%, year-over-year increase from the three and nine months ended September 30, 2017, respectively. During 2017, the Company consummated 32 on-balance sheet development investments totaling $408.8 compared to three on-balance sheet development investments totaling $25.6 million in 2016. The increase in the fair value of investments is driven primarily by construction progression on the Company’s 2017 investments.

Capital Markets Activities

As of September 30, 2018, the Company had issued 125,000 shares of its Series A Preferred Stock and received $125.0 million in gross proceeds pursuant to the terms of a purchase agreement between the Company and Highland Capital Management (the “Purchase Agreement”). The Company has now issued all shares of Series A Preferred Stock available for issuance under the Purchase Agreement. During the quarter, the Company did not issue any shares of common stock or Series B preferred stock under its ATM programs, and continues to have approximately $20.6 million of capacity under its common stock ATM program and $43.4 million under its Series B preferred stock ATM program.

As of September 30, 2018, the Company had no borrowings under its secured revolving credit facility and had $81.5 million in total availability. The Company expects such availability to increase over the balance of 2018 and 2019 as the Company’s on-balance sheet self-storage investments continue to achieve certificates of occupancy and commence lease-up.

During the three months ended September 30, 2018, the Company obtained term loans in the aggregate principal amount of $24.9 million, which are secured by the Company's three wholly-owned self-storage facilities in Orlando, Florida and Atlanta, Georgia.

Dividends

On July 31, 2018, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $2.0 million was paid on October 15, 2018 to holders of record on October 1, 2018. A stock dividend of 109,494 shares of common stock was issued on October 15, 2018 to holders of record on October 1, 2018 for an aggregate value of $2.1 million pursuant to the terms of the Stock Purchase Agreement.

On July 31, 2018, the Company declared a cash dividend on its Series B Preferred Stock. The cash dividend of $0.7 million was paid on October 15, 2018 to holders of record on October 1, 2018.

Additionally, on July 31, 2018, the Company declared a dividend of $0.35 per common share. The dividend was paid on October 15, 2018 to common stockholders of record on October 1, 2018.

Third Quarter 2018                       4

Full-Year 2018 Guidance

The Company is reaffirming its earnings per share guidance range of $1.77 to $2.25 and adjusted earnings per share guidance range of $2.57 to $3.05 for the full-year 2018. Such guidance is based on management's current expectations of Company investment activity (including fair value appreciation and the expected timing of construction progress), the operational and new supply dynamics of the self-storage markets in which the Company has invested, and overall economic conditions.

The guidance above is based on the following key assumptions that could have an impact on the Company’s financial results:

•	Utilization of debt over the remaining course of the year with expected borrowings at year-end of $55.0 million to $65.0 million.

•	No change in the key assumptions used to value the Company’s investments other than the assumption of one 25 basis points interest rate increase for the remainder of 2018.

Additionally, the Company continues to monitor the construction progress of its investments with its development partners. Timing of fair value appreciation is heavily dependent upon construction progress, which is subject to factors outside the control of the Company’s development partners. As such, the exact timing of fair value recognition is subject to change.

Refer to the Company’s Third Quarter 2018 Supplemental Information Package for more information.

Third Quarter 2018                       5

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Operating Data:
Interest income, rental-related income and other revenues	$9,091	$7,241	$5,216	$3,930	$3,361
JV income	440	435	550	516	730
Total revenues and JV income	9,531	7,676	5,766	4,446	4,091
General & administrative expenses	(3,599)	(3,616)	(3,122)	(2,597)	(2,422)
Property operating expenses of real estate owned	(473)	(420)	(311)	(83)	(114)
Depreciation and amortization of real estate owned	(854)	(887)	(702)	(238)	(172)
Interest expense	(467)	(638)	(416)	(296)	(323)
Loss on modification of debt	-	-	-	-	(232)
Other expenses	-	-	(290)	-	-
Subtotal	4,138	2,115	925	1,232	828
Realized gain on investments	619	-	-	-	-
Net unrealized gain on investments	11,060	8,623	4,320	1,738	3,384
Other interest income	147	59	109	155	245
Net income	15,964	10,797	5,354	3,125	4,457
Net income attributable to preferred stockholders	(4,790)	(4,580)	(3,595)	(423)	(310)
Net income attributable to common stockholders	$11,174	$6,217	$1,759	$2,702	$4,147
Plus: stock dividends payable to preferred stockholders	2,125	2,125	2,125	44	132
Plus: stock-based compensation	385	777	345	272	296
Plus: depreciation and amortization on real estate assets	854	887	702	238	172
Plus: loss on modification of debt	-	-	-	-	232
Plus: other expenses	-	-	290	-	-
Adjusted Earnings	$14,538	$10,006	$5,221	$3,256	$4,979

Basic earnings per share attributable to common stockholders	$0.58	$0.40	$0.12	$0.19	$0.29
Diluted earnings per share attributable to common stockholders	$0.57	$0.40	$0.12	$0.19	$0.29

Adjusted Earnings per share attributable to common stockholders - diluted	$0.75	$0.64	$0.36	$0.23	$0.35

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Weighted-average shares of common stock outstanding:
Basic	19,184,172	15,274,459	14,247,174	14,108,415	14,042,350
Diluted	19,459,751	15,564,317	14,555,337	14,295,639	14,244,345
Shares of common stock outstanding:	19,364,339	19,254,141	14,447,043	14,429,055	14,235,848

Balance Sheet Data:
Cash and cash equivalents	$42,624	$43,331	$15,238	$46,977	$54,999
Self-Storage Investment Portfolio:
Development property investments at fair value	335,509	302,245	239,754	228,233	188,540
Bridge loan investments at fair value	81,862	79,581	77,435	-	-
Operating property loans at fair value	2,440	5,862	5,885	5,938	5,990
Self-storage real estate owned	74,444	61,896	61,633	15,827	15,827
Accumulated depreciation on self-storage real estate owned	(2,915)	(2,061)	(1,174)	(472)	(233)
Self-storage real estate owned, net	71,529	59,835	60,459	15,355	15,594
Investment in and advances to self-storage real estate venture	14,401	14,846	14,759	13,856	12,573
Total assets	556,228	509,860	417,252	314,634	284,193
Gross assets	559,143	511,921	418,426	315,106	284,426

Senior loan participation	-	-	732	718	668
Secured revolving credit facility	-	-	30,000	-	-
Term loans, net of unamortized costs	24,578	-	-	-	-
Total liabilities	40,689	16,122	43,944	8,814	8,434

Total equity	515,539	493,738	373,308	305,820	275,759
Common book value / common shares outstanding	$18.38	$18.13	$18.35	$18.58	$18.71

Third Quarter 2018                       6

Jernigan Capital, Inc.

Consolidated Balance Sheets- Trailing Five Quarters

(unaudited, in thousands)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Assets:
Cash and cash equivalents	$42,624	$43,331	$15,238	$46,977	$54,999
Self-Storage Investment Portfolio:
Development property investments at fair value	335,509	302,245	239,754	228,233	188,540
Bridge loan investments at fair value	81,862	79,581	77,435	-	-
Operating property loans at fair value	2,440	5,862	5,885	5,938	5,990
Self-storage real estate owned, net	71,529	59,835	60,459	15,355	15,594
Investment in and advances to self-storage real estate venture	14,401	14,846	14,759	13,856	12,573
Other loans, at cost	4,818	1,361	1,103	1,313	1,754
Deferred financing costs	1,503	1,644	1,565	2,004	3,813
Prepaid expenses and other assets	1,327	975	884	776	734
Fixed assets, net	215	180	170	182	196
Total assets	$556,228	$509,860	$417,252	$314,634	$284,193

Liabilities:
Senior loan participation	$-	$-	$732	$718	$668
Secured revolving credit facility	-	-	30,000	-	-
Term loans, net of unamortized costs	24,578	-	-	-	-
Due to Manager	2,309	1,887	1,405	1,484	1,438
Accounts payable, accrued expenses and other liabilities	2,235	2,916	3,155	1,138	1,035
Dividends payable	11,567	11,319	8,652	5,474	5,293
Total liabilities	$40,689	$16,122	$43,944	$8,814	$8,434

Equity:
Series A Cumulative preferred stock	$122,137	$107,168	$72,181	$37,764	$9,445
Series B Cumulative preferred stock	37,425	37,463	35,988	-	-
Common stock	193	192	144	144	142
Additional paid-in capital	364,108	361,636	277,194	276,814	272,726
Accumulated deficit	(8,324)	(12,721)	(12,199)	(8,902)	(6,554)
Total equity	515,539	493,738	373,308	305,820	275,759
Total liabilities and equity	$556,228	$509,860	$417,252	$314,634	$284,193

Third Quarter 2018                       7

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Interest income from investments	$8,086	$3,173	$19,051	$7,759
Rental and other property-related income from real estate owned	970	160	2,398	328
Other revenues	35	28	99	174
Total revenues	9,091	3,361	21,548	8,261

Costs and expenses:
General and administrative expenses	1,727	1,386	5,579	4,336
Management fees to Manager	1,872	1,036	4,758	2,373
Property operating expenses of real estate owned	473	114	1,204	188
Depreciation and amortization of real estate owned	854	172	2,443	233
Other expenses	-	-	290	-
Total costs and expenses	4,926	2,708	14,274	7,130

Operating income	4,165	653	7,274	1,131

Other income (expense):
Equity in earnings from unconsolidated real estate venture	440	730	1,425	1,747
Realized gain on investments	619	-	619	-
Net unrealized gain on investments	11,060	3,384	24,003	9,066
Interest expense	(467)	(323)	(1,521)	(757)
Loss on modification of debt	-	(232)	-	(232)
Other interest income	147	245	315	479
Total other income	11,799	3,804	24,841	10,303
Net income	15,964	4,457	32,115	11,434
Net income attributable to preferred stockholders	(4,790)	(310)	(12,965)	(1,033)
Net income attributable to common stockholders	$11,174	$4,147	$19,150	$10,401

Basic earnings per share attributable to common stockholders	$0.58	$0.29	$1.17	$0.94
Diluted earnings per share attributable to common stockholders	$0.57	$0.29	$1.16	$0.94

Dividends declared per share of common stock	$0.35	$0.35	$1.05	$1.05

Third Quarter 2018                       8

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders

(unaudited, in thousands, except share and per share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Net income attributable to common stockholders	$11,174	$6,217	$1,759	$2,702	$4,147
Plus: stock dividends payable to preferred stockholders	2,125	2,125	2,125	44	132
Plus: stock-based compensation	385	777	345	272	296
Plus: depreciation and amortization on real estate assets	854	887	702	238	172
Plus: loss on modification of debt	-	-	-	-	232
Plus: other expenses	-	-	290	-	-
Adjusted Earnings	$14,538	$10,006	$5,221	$3,256	$4,979

Adjusted Earnings per share attributable to common stockholders - diluted	$0.75	$0.64	$0.36	$0.23	$0.35

Weighted average shares of common stock outstanding - diluted	19,459,751	15,564,317	14,555,337	14,295,639	14,244,345

	Nine months ended
	September 30, 2018	September 30, 2017
Net income attributable to common stockholders	$19,150	$10,401
Plus: stock dividends payable to preferred stockholders	6,375	503
Plus: stock-based compensation	1,507	1,023
Plus: depreciation and amortization on real estate assets	2,443	233
Plus: loss on modification of debt	-	232
Plus: other expenses	290	-
Adjusted Earnings	$29,765	$12,392

Adjusted Earnings per share attributable to common stockholders - diluted	$1.80	$1.12

Weighted average shares of common stock outstanding - diluted	16,540,367	11,108,540

Third Quarter 2018                       9

Jernigan Capital, Inc.

Schedule of Owned Properties

As of September  30, 2018

(unaudited, dollars in thousands)

				Fair Value
Location				Recognized		Projected	Stabilized	Stabilized
(MSA)	Date	Date	Cash	Through Date	Gross	Stabilized	Yield on	Yield on	Size	Months	% Physical
Address	Opened	Acquired	Basis (1)	Acquired	Basis (2)	NOI (3)	Cash Basis	Gross Basis	(NRSF) (4)	Open (5)	Occupancy (5)
Orlando 1/2
11920 W Colonial Dr.	5/1/2016	8/9/2017	12,047	3,780	15,827	1,095	9.1%	6.9%	93,965	30	86.7%
Atlanta 2
340 Franklin Gateway SE	5/24/2016	2/2/2018	8,766	2,900	11,666	759	8.7%	6.5%	66,137	29	84.5%
Atlanta 1
5110 McGinnis Ferry Rd	5/25/2016	2/2/2018	10,467	2,704	13,171	864	8.3%	6.6%	71,968	29	83.8%
Jacksonville 1
1939 East West Pkwy	8/12/2016	1/10/2018	8,686	2,947	11,633	709	8.2%	6.1%	59,847	27	90.9%
Pittsburgh
6400 Hamilton Ave	5/11/2017	2/20/2018	7,414	1,976	9,390	688	9.3%	7.3%	48,024	18	33.7%
Charlotte 1
9323 Wright Hill Rd	8/18/2016	8/31/2018	10,525	2,221	12,746	869	8.3%	6.8%	87,380	26	58.9%
Total Owned Properties			$57,905	$16,528	$74,433	$4,984	8.6%	6.7%

(1)

Cash basis represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, and net property working capital acquired, all as of the date of acquisition. Pittsburgh cash basis also includes $468k of construction costs incurred after the date of acquisition to bring the asset to a state that will allow it to generate its projected stabilized NOI.

(2)	Gross basis represents cash basis as defined above plus fair value appreciation recognized through the date of acquisition.
(3)

Net operating income (NOI) is a non- GAAP financial measure that excludes from operating income the impact of depreciation and general and administrative expense. Projected stabilized NOI represents NOI at an expected time in the future when operations at the facility have stabilized from lease up occupancy and rental rates.

(4)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(5)	As of October 28, 2018.

Third Quarter 2018                       10

Jernigan Capital, Inc.

Schedule of Completed Projects

As of September 30, 2018

(unaudited, dollars in thousands)

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Fair Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
7/2/2015	Milwaukee
	420 W St Paul Ave	7,650	7,643	7	8,885	81,755	10/9/2016	25	57.5%
7/31/2015	New Haven
	453 Washington Ave	6,930	6,807	123	8,693	64,225	12/16/2016	22	67.3%
10/27/2015	Austin
	251 N AW Grimes Blvd	8,658	7,683	975	8,844	77,199	3/16/2017	19	67.6%
1/4/2017	New York City 1
	1775 5th Ave	16,117	16,117	-	21,506	105,347	9/29/2017	13	53.9%
8/14/2015	Raleigh
	1515 Sunrise Ave	8,792	8,351	441	8,514	60,171	3/8/2018	8	23.6%
11/17/2016	Jacksonville 2
	45 Jefferson Rd	7,530	7,034	496	8,825	70,255	3/27/2018	7	29.5%
1/31/2017	Atlanta 4
	4676 S Atlanta Rd	13,678	11,835	1,843	14,321	105,288	7/12/2018	4	8.5%
2/24/2017	Orlando 3
	12709 E Colonial Dr	8,056	7,051	1,005	8,238	70,625	7/26/2018	3	10.8%
4/20/2017	Denver 2
	3110 S Wadsworth Blvd	11,164	8,827	2,337	10,515	74,521	7/31/2018	3	8.9%
6/29/2017	Boston 1
	329 Boston Post Rd	14,103	12,311	1,792	13,581	90,463	8/8/2018	3	9.1%
4/14/2017	Louisville 1
	2801 N Hurstbourne Pky	8,523	6,029	2,494	7,260	66,526	8/15/2018	2	11.9%
9/20/2016	Charlotte 2
	1010 E 10th St	12,888	10,052	2,836	11,093	76,985	8/30/2018	2	5.7%
9/28/2017	Louisville 2
	3415 Bardstown Rd	9,940	7,220	2,720	8,644	74,304	8/31/2018	2	10.4%
Total Completed Development Loans		$134,029	$116,960	$17,069	$138,919

3/2/2018	Miami 6
	590 NW 137th Ave	13,370	13,370	-	17,179	76,665	8/12/2016	27	78.2%
3/2/2018	Miami 4
	1103 SW 3rd Ave	20,201	19,970	231	22,229	74,685	10/9/2016	25	77.5%
3/2/2018	Miami 8
	2434 West 28th Lane	13,553	13,241	312	13,325	51,923	12/12/2016	23	83.3%
3/2/2018	Miami 7
	18460 Pines Blvd	18,462	17,156	1,306	15,341	86,880	3/26/2018	7	27.9%
3/2/2018	Miami 5
	4001 NW 77th Ave	17,738	16,492	1,246	13,788	77,075	8/13/2018	3	5.7%
Total Completed Bridge Loans		$83,324	$80,229	$3,095	$81,862

Total Completed Projects		$217,353

(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

(3)	As of October 28, 2018.

Third Quarter 2018                       11

Schedule of Projects in Progress

As of September  30, 2018

(unaudited, dollars in thousands)

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Start Date	Quarter (1)
1/18/2017	Atlanta 3
	1484 Northside Dr NW	14,115	4,751	9,364	4,642	92,935	Q4 2017	Q2 2019
2/24/2017	New Orleans
	2709 Severn Ave	12,549	7,273	5,276	7,943	86,765	Q3 2017	Q1 2019
2/27/2017	Atlanta 5
	56 Peachtree Valley Rd NE	17,492	11,458	6,034	12,190	84,988	Q3 2017	Q1 2019
3/1/2017	Fort Lauderdale
	5601 NE 14th Ave	9,952	4,854	5,098	5,389	79,279	Q1 2018	Q1 2019
3/1/2017	Houston
	1070 Brittmoore Rd	13,630	7,233	6,397	8,637	133,035	Q4 2017	Q4 2018
4/20/2017	Denver 1
	6206 W Alameda Ave	9,806	5,407	4,399	5,690	60,171	Q1 2018	Q1 2019
5/2/2017	Atlanta 6
	2033 Monroe Dr	12,543	9,521	3,022	11,364	81,170	Q2 2017	Q4 2018 (3)
5/2/2017	Tampa 2
	9185 Ulmerton Rd	8,091	3,440	4,651	3,409	71,400	Q1 2018	Q1 2019
5/19/2017	Tampa 3
	2460 S Falkenburg Rd	9,224	5,786	3,438	6,535	70,888	Q3 2017	Q4 2018
6/12/2017	Tampa 4
	3201 32nd Ave S	10,266	7,857	2,409	10,053	73,500	Q4 2017	Q4 2018 (3)
6/19/2017	Baltimore
	1835 Washington Blvd	10,775	7,476	3,299	8,037	84,700	Q3 2017	Q4 2018
6/28/2017	Knoxville
	7807 Kingston Pike	9,115	6,186	2,929	6,684	72,281	Q3 2017	Q4 2018
6/30/2017	New York City 2
	465 W 150th St	26,482	22,397	4,085	22,905	40,593	Q4 2017	Q4 2018
7/27/2017	Jacksonville 3
	2004 Edison Ave	8,096	5,472	2,624	6,496	68,050	Q4 2017	Q4 2018
8/30/2017	Orlando 4
	9001 Eastmar Commons	9,037	4,749	4,288	5,214	77,125	Q1 2018	Q1 2019
9/14/2017	Los Angeles 1
	943-959 W Hyde Park Blvd	28,750	8,180	20,570	7,838	120,038	Q1 2019	Q3 2020
9/14/2017	Miami 1
	4250 SW 8th St	14,657	5,940	8,717	5,576	69,175	Q2 2018	Q3 2019
10/12/2017	Miami 2
	880 W Prospect Rd	9,459	1,087	8,372	834	58,000	Q1 2019	Q2 2020
10/30/2017	New York City 3
	5203 Kennedy Blvd	14,701	4,222	10,479	3,752	68,660	Q4 2017	Q4 2019
11/16/2017	Miami 3
	120-132 NW 27th Ave	20,168	3,912	16,256	3,315	96,295	Q4 2018	Q1 2020
11/21/2017	Minneapolis 1
	2109 University Ave W	12,674	1,307	11,367	1,157	88,838	Q2 2018	Q3 2019
12/1/2017	Boston 2
	10 Hampshire Rd	8,771	2,313	6,458	2,271	76,710	Q4 2017	Q1 2019
12/15/2017	New York City 4
	6 Commerce Center Dr	10,591	1,469	9,122	1,312	78,425	Q2 2018	Q4 2019
12/27/2017	Boston 3
	19 Coolidge Hill Rd	10,174	2,519	7,655	2,333	62,700	Q4 2018	Q1 2020
12/28/2017	New York City 5
	375 River St	16,073	5,796	10,277	5,613	90,200	Q4 2018	Q4 2019
2/8/2018	Minneapolis 2
	3216 Winnetka Ave N	10,543	5,720	4,823	5,962	83,026	Q2 2018	Q1 2019
3/30/2018	Philadelphia
	550 Allendale Rd	14,338	4,691	9,647	4,374	69,383	Q2 2018	Q3 2019
4/6/2018	Minneapolis 3
	101 American Blvd West	12,883	2,681	10,202	2,532	86,075	Q3 2018	Q4 2019
5/1/2018	Miami 9
	10651 W Okeechobee Rd	12,421	2,626	9,795	2,369	70,538	Q1 2019	Q4 2019
5/15/2018	Atlanta 7
	2915 Webb Rd	9,418	117	9,301	23	76,519	Q3 2018	Q3 2019
5/23/2018	Kansas City
	510 Southwest Blvd	9,968	525	9,443	423	77,188	Q3 2018	Q4 2019

Third Quarter 2018                       12

6/7/2018	Orlando 5
	7212 W Sand Lake Rd	12,969	-	12,969	-	76,147	Q4 2018	Q4 2019
6/12/2018	Los Angeles 2
	7855 Haskell Ave	9,298	4,518	4,780	4,484	116,022	Q3 2019	Q4 2020
Total Projects in Progress		$419,029	$171,483	$247,546	$179,356

(1)

Estimated C/O dates represent the Company’s best estimate as of September  30, 2018 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	This facility received a temporary C/O or C/O subsequent to September 30, 2018.

Third Quarter 2018                       13

Schedule of Heitman JV Development Projects Completed and in Progress

As of September 30, 2018

(unaudited, dollars in thousands)

Development Projects Completed:

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Fair Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
7/19/2016	Jacksonville
	3211 San Pablo Rd S	8,127	7,422	705	11,677	80,621	7/26/2017	15	77.6%
9/28/2016	Columbia
	401 Hampton St	9,199	8,715	484	9,741	70,935	8/23/2017	14	51.7%
8/15/2016	Atlanta 2
	11220 Medlock Bridge Rd	8,772	8,121	651	8,878	70,189	9/14/2017	13	45.0%
4/15/2016	Washington DC
	1325 Kenilworth Ave NE	17,269	16,713	556	19,771	90,115	9/25/2017	13	53.7%
8/25/2016	Denver
	2255 E 104th Ave	11,032	10,123	909	12,610	85,575	12/14/2017	10	49.5%
5/14/2015	Miami 1
	490 NW 36th St	13,867	12,039	1,828	14,354	75,770	2/23/2018	8	34.6%
4/29/2016	Atlanta 1
	1801 Savoy Dr	10,223	9,575	648	10,767	71,150	4/12/2018	7	27.1%
12/22/2016	Raleigh
	7710 Alexander Town Blvd	8,877	8,163	714	9,745	64,103	6/8/2018	5	16.1%
9/25/2015	Fort Lauderdale
	812 NW 1st St	13,230	11,608	1,622	15,009	87,384	7/26/2018	3	10.9%
Total Completed Development Projects		$100,596	$92,479	$8,117	$112,552

(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

(3)	As of October 28, 2018.

Development Projects In Progress:

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Start Date	Quarter (1)
5/14/2015	Miami 2
	1100 NE 79th St	14,849	13,622	1,227	15,202	74,113	Q2 2016	Q4 2018 (3)
7/21/2016	New Jersey
	10 Central Ave	7,828	4,403	3,425	4,803	59,020	Q2 2017	Q4 2018
Total Development Projects in Progress		$22,677	$18,025	$4,652	$20,005

Total Heitman JV Investments		$123,273	$110,504	$12,769	$132,557

(1)

Estimated C/O dates represent the Company’s best estimate as of September  30, 2018 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	This facility received a temporary C/O or C/O subsequent to September 30, 2018.

Third Quarter 2018                       14

Closed Investments by Geography

As of September  30, 2018

Third Quarter 2018                       15

Capital Sources and Investment Uses

As of September  30, 2018

(dollars in millions)

Estimated Capital to be Used in Investing Activities (1)
Contractual investment obligations:
Development property investments	$265
Bridge loan investments	3
Self-storage real estate venture	1
Total Committed Investments	$269
Remaining Prospective Commitments per FY 2018 guidance:	40
Total to Fund Investments	$309

Estimated Sources of Capital
Cash and Cash Equivalents as of September 30, 2018	$43
Identified loan repayment (expected in Q4 2018)	17
Identified secured debt on one wholly-owned property (expected in Q4 2018)	8
Remaining credit facility capacity (2)	200
Remaining capital needs	41
Total Sources	$309

(1)	Does not include financing spend, positive operating cash flow or any additional purchases of developers’ interest.
(2)

Assumes our ability to increase the capacity under our Credit Facility through the exercise of the accordion feature. As of September 30, 2018, $81.5 million was available for borrowing under the Credit Facility.

The company may use any combination of the following capital sources to fund its $41 million of remaining capital needs:

•	Refinancing of JCAP mortgage indebtedness (49.9% profits interest and ROFR retained) - $60 million to $70 million
•	Potential sales of current investments that JCAP does not wish to own or acquire - $20 million
•	Series B preferred ATM issuances - $10 million
•	Common stock issuances (ATM) - $20 million
•	Secured debt on individual properties - $5 million to $10 million
•	Joint venture financing proceeds - $5 million to $10 million

Timing of Funding $309 million of Remaining Commitments

Third Quarter 2018                       16

Capital Structure

As of September  30, 2018

(dollars in millions)

Credit Facility Outstanding	$-
Term Loans	25
Series A Preferred Stock	125
Series B Preferred Stock	39
Common Stock	374
Total Capital	$563

Third Quarter 2018                       17

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	7.00% Series B Preferred Stock: JCAP-	Suite 650	package or annual report, please
Memphis, TN 38119	PR B	Memphis, TN 38119	visit our website at
901.567.9510	Stock Exchange Listing	901.567.9510	www.jernigancapital.com
New York Stock Exchange

Executive Management

Dean Jernigan	John A. Good
Executive Chairman	Chief Executive Officer

Jonathan Perry	David Corak
President and Chief Investment Officer	Senior Vice President of Corporate Finance

Kelly P. Luttrell
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Independent Directors

Mark O. Decker	James D. Dondero
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	B. Riley FBR
RJ Milligan	Tim Hayes
rjmilligan@rwbaird.com	timothyhayes@brileyfbr.com

Jefferies LLC	KeyBanc Capital Markets
Omotayo Okusanya	Todd M. Thomas
tokusanya@jefferies.com	tthomas@key.com

Raymond James & Associates
Jonathan Hughes
jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Third Quarter 2018                       18